           TENNECO AUTOMOTIVE SIGNIFICANTLY IMPROVES OPERATING RESULTS

     o    Fourth quarter EBIT up 27 percent -- adjusted EBIT up 51 percent

     o Full year net income before accounting change down 12 percent -- adjusted full year net income up 184 percent

     o    Year-end debt net of cash balances at $1.285 billion

     o    Wins more than $900 million in new business in 2003

Lake Forest, Illinois, January 27, 2004 -- Tenneco Automotive (NYSE: TEN) announced today that the company reported a fourth quarter net loss of $2 million, or 4-cents per diluted share, compared with fourth quarter 2002 net income of $9 million, or 21-cents per diluted share. The company reported full year 2003 net income of $27 million, or 65-cents per diluted share, compared with net income before an accounting change in 2002 of $31 million, or 74-cents per diluted share.

"When you consider our quarter-over-quarter results on an operational basis, excluding certain items, our strong cash and earnings performance in the quarter helped us deliver our best operational year since becoming a stand-alone company," said Mark P. Frissora, chairman and CEO, Tenneco Automotive.

Adjusted for the items described below, fourth quarter 2003 net income was $2 million, or 6-cents per diluted share, versus a loss of $7 million, or 17-cents per diluted share, in the fourth quarter of 2002. Adjusted for the items described below, full year 2003 net income was $23 million, or 55-cents per diluted share, a 162 percent increase in earnings per share compared with 2002 adjusted net income of $8 million, or 21-cents per diluted share. See the tables that reconcile GAAP results to non-GAAP results, which are in attachment 2 to the press release.

ADJUSTMENTS TO REPORTED FOURTH QUARTER 2003 RESULTS ARE:

     o expenses of $9 million pre-tax, $6 million after-tax, or 13-cents per share, associated with refinancing of the company's senior debt;

     o restructuring expenses of $1 million pre-tax, $1 million after-tax, or 2-cents per share;

     o a benefit of $3 million, or 5-cents per share, related to a foreign tax adjustment.

ADJUSTMENTS TO REPORTED FOURTH QUARTER 2002 RESULTS ARE:

     o net benefits of $16 million after-tax, or 38-cents per share, for adjustments to restructuring costs and taxes.

ADJUSTMENTS TO REPORTED FULL YEAR 2003 RESULTS ARE:

     o restructuring and related expenses of $8 million pre-tax, $5 million after-tax, or 13-cents per share;

     o expenses of $12 million pre-tax, $8 million after-tax, or 18-cents per share, due to debt refinancing;

     o a benefit of $17 million, or 41-cents per share, related to several tax adjustments.

ADJUSTMENTS TO REPORTED FULL YEAR 2002 RESULTS ARE:

     o a net benefit of $23 million after-tax, or 53-cents per share, due to restructuring and related activities; costs associated with the amendment of the senior debt agreement; a gain on the sale of a facility; and a benefit related to several tax adjustments.

"We improved in every region and I am especially pleased with the turnaround in our European original equipment operations," said Frissora. "Europe also took the lead in winning significant new ride and emissions control business. We were awarded more than $900 million in new business in 2003 for OE platforms expected to begin production in 2004 through 2007. We are also encouraged by some strengthening in the North America aftermarket where revenue grew quarter-over-quarter for the first time since the second quarter of 2002."

FOURTH QUARTER PERFORMANCE

The company's fourth quarter 2003 results benefited from higher volumes, improved manufacturing efficiencies and favorable currency exchange rates. However, results were negatively impacted by $4 million in higher interest expense on the company's debt refinancing.

Fourth quarter revenue was $933 million, compared with $846 million in fourth quarter 2002, a 10 percent increase. Adjusted for $86 million in favorable currency, revenue was slightly up quarter-over-quarter.

The company's reported EBIT (earnings before interest, taxes, and minority interest) increased 27 percent to $40 million in the fourth quarter, compared with $31 million in fourth quarter 2002. Adjusted for certain items described above (see attachment 2), EBIT was $41 million, a 51 percent increase compared with fourth quarter 2002 adjusted EBIT of $27 million. The company generated $76 million in cash flow before financing activities during the quarter, largely driven by $68 million in cash from working capital improvements.

Reported EBIT before depreciation and amortization expense (EBITDA) was $83 million for the quarter, an 18 percent increase compared with $71 million in fourth quarter 2002. Adjusted for certain items described above (see attachment
2), fourth quarter EBITDA was $84 million, a 28 percent increase versus adjusted fourth quarter 2002 EBITDA of $67 million.

The Company decreased its SGA&E (selling, general, administrative and engineering) expense to 11.3 percent of sales in the quarter compared with 11.6 percent in fourth quarter 2002. The higher margin aftermarket continues to represent a smaller percentage of revenues and gross margin. Gross margin was
20.2 percent in the quarter, compared with 20.0 percent reported in fourth quarter 2002. Without the benefits of an income adjustment related to restructuring costs, fourth quarter 2002 gross margin would have been 19.7 percent.

The company operated well within the requirements of its bank debt covenants in the quarter. At December 31, the leverage ratio was 4.17, below the maximum limit of 5.00;

the fixed charge coverage ratio was 1.87, exceeding the minimum required ratio of 1.00; and the interest coverage ratio was 3.04, exceeding the minimum required ratio of 1.95.


FULL YEAR PERFORMANCE

The company reported 2003 revenue of $3.8 billion, a 9 percent increase over 2002. Adjusted for the impact of favorable currency, revenue increased 1 percent.

Full year reported EBIT was $176 million, a 4 percent increase compared with 2002 EBIT of $169 million. Adjusted for certain items, 2003 EBIT was $184 million, compared with adjusted 2002 EBIT of $162 million. For the full year, Tenneco Automotive reported net cash before financing activities of $154 million, up 90 percent from a year ago. The company strengthened its financial position in 2003, ending the year with cash balances of $145 million and total debt at $1.430 billion, or debt net of cash balances of $1.285 billion, the lowest level since becoming a stand-alone company.

Tenneco Automotive reported EBITDA for the full year of $339 million, an increase from $313 million reported in 2002. EBITDA was $347 million adjusted for certain items described above (see attachment 2), compared with 2002 adjusted EBITDA of $306 million.

The company reported SGA&E for the year of 11.4 percent of sales, meeting its 2003 goal of maintaining SGA&E expense at less than 12 percent of sales. Gross margin for 2003 was 20.5 percent versus 20.9 percent in 2002. The decline was driven by a lower percentage of sales generated by the higher margin aftermarket business. The company also achieved its Project Genesis restructuring goals for the year, generating $29 million in savings. Manufacturing improvements driven by the company's Six Sigma initiative generated an additional $27 million in savings in 2003.

FOURTH QUARTER - NORTH AMERICA

     o North American original equipment revenue was $347 million for the quarter versus $338 million in fourth quarter 2002. Excluding the impact of lower pass-through catalytic converter sales, revenue was $270 million, up 2 percent versus a market decline of almost one percent. Higher ride control volumes drove the increase.

     o North American aftermarket revenue was $99 million, up 12 percent versus fourth quarter 2002 revenue of $88 million. The increase was driven by an 11 percent increase in ride control sales and a 14 percent increase in emissions control sales.

     o Reported EBIT for North American operations was $22 million compared with $21 million reported in the fourth quarter of 2002. Adjusted for $1 million in restructuring related expenses, EBIT in fourth quarter 2003 was $23 million, versus EBIT of $21 million in the same period one year ago. The EBIT improvement was driven by higher volumes, improved manufacturing efficiency and cost control measures.

FOURTH QUARTER - EUROPE

     o European original equipment revenue increased to $290 million from $253 million in fourth quarter 2002. Before the impact of favorable currency and pass-through catalytic converter sales, revenue was $193 million, down less than one percent and even with the market decline. A 33 percent increase in OE ride control volumes offset a 12 percent decline in emissions control volumes, adjusted for currency and pass-through sales.

     o European aftermarket revenue was $76 million compared with $70 million in fourth quarter 2002. Excluding the impact of favorable currency, revenue was $62 million. The revenue decline was the result of continued market softness in both ride and emissions control.

     o Reported European EBIT was $7 million compared with reported fourth quarter 2002 EBIT of $3 million, or zero adjusted for a net benefit of $3 million for a favorable adjustment in the estimate to complete Project Genesis restructuring, net of restructuring related expenses. Favorable currency, higher OE ride control volumes, improved manufacturing efficiencies and tight cost controls drove the EBIT improvement.

FOURTH QUARTER - REST OF WORLD

     o The company's Australian operations increased revenue to $45 million from $33 million in the fourth quarter 2002. Revenue increased
          2 percent to $34 million, excluding the impact of favorable currency. The revenue gain was driven by higher OE volumes.

     o Revenue from Asian operations increased to $43 million from $39 million in fourth quarter 2002, primarily driven by growing OE revenues in China.

     o The company reported revenue from South American operations of $33 million, a 33 percent increase over fourth quarter 2002 revenue of $25 million. Revenue was impacted by $5 million in favorable currency and higher OE volumes, primarily in Brazil.

     o Reported combined EBIT for Asia, South America and Australia was $11 million in the fourth quarter versus $7 million in the fourth quarter of 2002. The improvement in reported EBIT was due to manufacturing efficiencies, increased volumes and favorable currency exchange rates. Fourth quarter 2002 results include a net benefit of $1 million for an adjustment in the estimate to complete Project Genesis.

2004 OUTLOOK

In 2004, the company will maintain its emphasis on aggressive cost management, top-line growth and cash generation to further reduce its debt. The company's long-term goals include reducing SGA&E expense to 10 percent of sales; improving gross margin to 22 percent of sales; and generating at least $100 million in new business annually. For 2004, the company also anticipates generating an additional $30 million in cash from working capital improvements.

"Our strategy is to capitalize on growth opportunities with advanced technologies and in new markets, such as China and Eastern Europe, while continuing our intense focus on cost management and manufacturing improvement initiatives," said Frissora. "In the aftermarket, we expect to grow with new products and in categories beyond our traditional product lines, while continuing to size our European aftermarket business to the market."

The company anticipates that its original equipment book of business in 2004 and 2005 will be about $75 million and $315 million higher, respectively, than the 2003 book of business. Before pass-through catalytic converter sales, the book of business is expected to be about $45 million and $270 million higher than 2003 in 2004 and 2005, respectively. These revenue estimates are based on original equipment manufacturers' programs that have been formally awarded to the company as well as programs where the company is highly confident that it will be awarded business based on informal customer indications, Tenneco Automotive's status as a supplier on the existing program, and the relationship with the customer.

Attachment 1 to this press release provides additional information on Tenneco Automotive's fourth quarter and full year 2003 results.

CONFERENCE CALL INFORMATION

The company will host a conference call on January 27, 2004 at 10:30 a.m. EST. The dial-in number is 888 394-4822 domestic or 773 756-4631 international. The passcode is Tenneco Auto. The call will be available on the financial section of the Tenneco Automotive web site at www.tenneco-automotive.com. A copy of this press release is available on the financial and news sections of the Tenneco Automotive web site. A recording of this call will be available one hour following completion of the call on January 27, 2004 through February 3, 2004. To access this recording, dial 800 679-9662 domestic or 402 220-0283 international.

2004 ANNUAL MEETING

The Tenneco Automotive board of directors has scheduled the corporation's annual meeting of shareholders for Tuesday, May 11, 2004 at 10:00 a.m. CDT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois. The record date for shareholders to vote at the meeting is March 19, 2004.

Tenneco Automotive is a $3.8 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 19,600 employees worldwide. Tenneco Automotive is one of the world's largest producers and marketers of ride control and exhaust systems and products, which are sold under the Monroe(R) and Walker(R) global brand names. Among its products are Sensa-Trac(R) and Monroe Reflex(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers and DynoMax(R) performance exhaust products, and Monroe(R) Clevite(R) vibration control components.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "will," "improving," "generating," "goals," "strategy," "continuing," "expect," "expected," "anticipates," "estimates," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:
(i) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including the strength of other currencies relative to the U.S. dollar and currency fluctuations and other risks associated with operating in foreign countries; (ii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (iii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets and the credit ratings of the company's debt; (iv) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products, including the overall highly competitive nature of the automotive parts industry, and the company's resultant inability to realize the sales represented by its book of business which is based on original equipment manufacturers' programs that have been formally awarded as well as programs where the company is highly confident that it will be awarded business based on informal customer indications, the company's status as a supplier on the existing program, and the relationship with the customer, and anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers; (v) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector, and changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products; (vi) the cost and outcome of existing and any future legal proceedings, and compliance with changes in regulations, including environmental regulations; (vii) workforce factors such as strikes or labor interruptions; (viii) material substitutions and increases in the costs of raw materials; (ix) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans; (x) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market; (xi) further changes in the distribution channels for the company's aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs; (xii) changes by the Financing Accounting Standards Board or other accounting regulatory bodies of authoritative generally accepted accounting principles or policies; (xiii) acts of war, riots or terrorism, including, but not limited to the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where we operate and (xiv) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2002. Further information can be found on the company's web site at www.tenneco-automotive.com.

                                                                    Attachment 1

                   TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                                STATEMENTS OF INCOME (LOSS)
                                         Unaudited
                              THREE MONTHS ENDED DECEMBER 31,
                       (Millions except share and per share amounts)


                                                                              2003                   2002
                                                                         ---------------        --------------
Net sales and operating revenues:                                        $           933        $           846
                                                                         ===============        ===============

Costs and Expenses
   Cost of Sales (exclusive of depreciation shown below)                             745 (a)                677 (d) (e)
   Engineering, Research and Development                                              17                     18
   Selling, General and Administrative                                                88                     80 (e)
   Depreciation and Amortization of Other Intangibles                                 43                     40
                                                                         ---------------        ---------------
          Total Costs and Expenses                                                   893                    815
                                                                         ===============        ---------------

Loss on sale of assets                                                                --                     (1)
Loss on sale of receivables                                                           (1)                    --
Other Income (Loss)                                                                    1                      1
                                                                         ---------------        ---------------
Total Other Income (Loss)                                                             --                     --
                                                                         ---------------        ---------------

Income (Loss) before Interest Expense,
 Income Taxes, and Minority Interest
   North America                                                                      22 (a)                 21 (d) (e)
   Europe                                                                              7                      3 (d) (e)
   Other                                                                              11                      7 (e)
                                                                         ---------------        ---------------
                                                                                      40                     31
Less:
   Interest expense (net of
     interest capitalized)                                                            46 (b)                 33
   Income tax expense (benefit)                                                       (5)(c)                (13)(f)
   Minority interest                                                                   1                      2
                                                                         ---------------        ---------------
Net income (loss)                                                        $            (2)       $             9
                                                                         ===============        ===============

Average common shares outstanding:
   Basic                                                                            40.7                   39.9
                                                                         ===============        ===============
   Diluted                                                                          42.4                   41.7
                                                                         ===============        ===============

Earnings (loss) per share of common stock:
   Basic-                                                                $         (0.04)       $          0.22
                                                                         ===============        ===============
   Diluted-                                                              $         (0.04)       $          0.21
                                                                         ===============        ===============


(a) Includes restructuring related charges of $1 million pre-tax, $1 million after-tax or $0.02 per share. The entire charge is recorded in cost of sales. Geographically all of the charge is recorded in North America.

(b) Includes a pre-tax expense of $9 million, $6 million after-tax or $.13 per share related to debt issuance costs that were deferred on the senior debt refinanced in December 2003.

(c) Includes a $3 million or $.05 per share tax benefit related to a foreign tax adjustment.

(d) Includes restructuring related charges of $5 million pre-tax, $3 million after-tax or $0.07 per share. The entire charge is recorded in cost of sales. Geographically, $2 million is recorded in North America and $3 million in Europe.

(e) Includes a favorable adjustment to the estimated costs to complete Project Genesis of $9 million pre-tax, $8 million after tax or $0.19 per share. Of the adjustment $2 million is recorded in SG&A and the remaining $7 million is in cost of sales. Geographically, $2 million is recorded in North America, $6 million in Europe and $1 million in Other.

(f) Includes tax adjustments of $11 million or $.26 per share related to an adjustment in taxes based on filed tax returns and a tax rate change in Belgium.

                                                                    ATTACHMENT 1



                   TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                                STATEMENTS OF INCOME (LOSS)
                                         Unaudited
                             TWELVE MONTHS ENDED DECEMBER 31,
                       (Millions except share and per share amounts)

                                                                                 2003                  2002
                                                                            ---------------       ---------------
Net sales and operating revenues:                                           $         3,766       $         3,459
                                                                            ===============       ===============
Costs and Expenses
   Cost of Sales (exclusive of depreciation shown below)                              2,994 (a)             2,735 (d) (e)
   Engineering, Research and Development                                                 67                    67
   Selling, General and Administrative                                                  364                   351 (e) (f)
   Depreciation and Amortization of Other Intangibles                                   163                   144
                                                                            ---------------       ---------------
          Total Costs and Expenses                                                    3,588                 3,297
                                                                            ===============       ===============

Gain on sale of assets                                                                   --                    10 (g)
Loss on sale of receivables                                                              (2)                   (2)
Other Income (Loss)                                                                      --                    (1)
                                                                            ---------------       ---------------
Total Other Income (Loss)                                                                (2)                    7
                                                                            ---------------       ---------------
Income (Loss) before Interest Expense,
 Income Taxes, and Minority Interest
   North America                                                                        131 (a)               129 (d) (e) (f)
   Europe                                                                                14 (a)                18 (d) (e) (f) (g)
   Other                                                                                 31                    22 (e)
                                                                            ---------------       ---------------
                                                                                        176                   169
Less:
   Interest expense (net of
     interest capitalized)                                                              149 (b)               141
   Income tax expense (benefit)                                                          (6)(c)                (7)(h)
   Minority interest                                                                      6                     4
                                                                            ---------------       ---------------
Income (loss) before Cumulative Effect of
   Change in Accounting Principle                                                        27                    31
                                                                            ---------------       ---------------

Cumulative Effect of Change in Accounting
   Principle, net of income tax                                                          --                  (218)
                                                                            ---------------       ---------------
Net income (loss)                                                           $            27       $          (187)
                                                                            ===============       ===============

Average common shares outstanding:
   Basic                                                                               40.4                  39.8
                                                                            ===============       ===============
   Diluted                                                                             41.8                  41.7
                                                                            ===============       ===============

Earnings (loss) per share of common stock:
   Basic-
      Before Cumulative Effect of Change in Accounting Principle            $          0.67       $          0.78
      Cumulative Effect of Change in Accounting Principle                                --                 (5.48)
                                                                            ---------------       ---------------
                                                                            $          0.67       $         (4.70)
                                                                            ===============       ===============

   Diluted-
      Before Cumulative Effect of Change in Accounting Principle            $          0.65       $          0.74
      Cumulative Effect of Change in Accounting Principle                                --                 (5.48)
                                                                            ---------------       ---------------
                                                                            $          0.65       $         (4.74)
                                                                            ===============       ===============

(a) Includes restructuring and related charges of $8 million pre-tax, $5 million after-tax or $0.13 per share. The entire charge is recorded in cost of sales. Geographically, $4 million is recorded in North America and $4 million in Europe.

(b) Includes pre-tax expenses of $12 million, $8 million after-tax or $.18 per share related to debt issuance costs that were deferred on the senior debt paid down with the proceeds of the 2003 debt refinancings.

(c) Includes a $17 million or $.41 per share tax benefit related to the resolution of several tax issues.

(d) Includes restructuring and restructuring related charges of $11 million pre-tax, $6 million after-tax or $0.16 per share. The entire charge is recorded in cost of sales. Geographically, $5 million is recorded in North America and $6 million in Europe.

(e) Includes a favorable adjustment to the estimated costs to complete Project Genesis of $9 million pre-tax, $8 million after tax or $0.19 per share. Of the adjustment $2 million is recorded in SG&A and the remaining $7 million is in cost of sales. Geographically, $2 million is recorded in North America, $6 million in Europe and $1 million in Other.

(f) Includes costs associated with the amendment of the senior debt agreement of $2 million pre-tax, $1 million after-tax or $0.03 per share. The entire charge is recorded in SG&A. Geographically, $1 million is recorded in both North America and Europe.

(g) Includes a gain on the sale of a UK facility of $11 million pre-tax, $5 million after-tax or $0.13 per share. Geographically, all of the gain is recorded in Europe.

(h) Includes a $17 million or $.40 per share tax benefit related to the resolution of several tax issues.

                                                                    ATTACHMENT 1


                TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                                    BALANCE SHEET
                                     (Unaudited)
                                      (Millions)

                                                                             December 31, 2003         December 31, 2002
                                                                           --------------------       --------------------
Assets

           Cash and Temporary Cash Investments                             $                145       $                 54

           Receivables, Net                                                                 442                        409

           Inventories                                                                      343                        352

           Other Current Assets                                                             175                        151

           Investments and Other Assets                                                     597                        512

           Plant, Property, and Equipment, Net                                            1,111                      1,026
                                                                           --------------------       --------------------

           Total Assets                                                    $              2,813       $              2,504
                                                                           ====================       ====================


Liabilities and Shareowners' Equity

           Short-Term Debt                                                 $                 20       $                228

           Accounts Payable                                                                 621                        505

           Accrued Taxes                                                                     19                         40

           Accrued Interest                                                                  42                         23

           Other Current Liabilities                                                        191                        220

           Long-Term Debt                                                                 1,410                      1,217

           Deferred Income Taxes                                                            119                        103

           Deferred Credits and Other Liabilities                                           310                        243

           Minority Interest                                                                 23                         19

           Total Shareholders' Equity                                                        58                        (94)
                                                                           --------------------       --------------------

           Total Liabilities and Shareholders' Equity                      $              2,813       $              2,504
                                                                           ====================       ====================

                                                                    ATTACHMENT 1


              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                   (Millions)


                                                                                               TWELVE MONTHS ENDED
                                                                                                    DECEMBER 31,
                                                                                    -----------------------------------------
                                                                                          2003                    2002
                                                                                    ------------------     ------------------
Operating activities:
  Net income (loss) before cumulative effect of change in accounting
        principle, net of tax                                                       $               27     $               31
  Adjustments to reconcile income (loss)
   to net cash provided (used) by operating activities -
    Depreciation and amortization                                                                  163                    144
    Deferred income taxes                                                                          (29)                   (39)
    (Gain)/loss on sale of businesses and assets, net                                                2                     (8)
    Changes in components of working capital -
      (Inc.)/dec. in receivables                                                                    13                      9
      (Inc.)/dec. in inventories                                                                    55                     --
      (Inc.)/dec. in prepayments and other current assets                                           (1)                     6
      Inc./(dec.) in payables                                                                       52                     56
      Inc./(dec.) in taxes accrued                                                                 (30)                     3
      Inc./(dec.) in interest accrued                                                               19                     (2)
      Inc./(dec.) in other current liabilities                                                     (30)                    (5)
    Other                                                                                           40                     (7)
                                                                                    ------------------     ------------------
Net cash provided (used) by operating activities                                                   281                    188

Investing activities:
  Net proceeds from sale of assets                                                                   8                     24
  Expenditures for plant, property & equipment                                                    (130)                  (138)
  Investments and other                                                                             (5)                     7
                                                                                    ------------------     ------------------
Net cash provided (used) by investing activities                                                  (127)                  (107)
                                                                                    ------------------     ------------------

Net Cash provided (used) before financing activities                                               154                     81

Financing activities:
  Proceeds from capital contributions                                                                1                     --
  Issuance of long-term debt                                                                       891                      3
  Debt issuance costs on long-term debt                                                            (27)                    --
  Retirement of long-term debt                                                                    (791)                  (123)
  Net inc./(dec.) in short-term debt excluding current
   maturities on long-term debt                                                                   (121)                    47
  Other                                                                                             (2)                    --
                                                                                    ------------------     ------------------
Net cash provided (used) by financing activities                                                   (49)                   (73)
                                                                                    ------------------     ------------------

Effect of foreign exchange rate changes on cash and
 temporary cash investments                                                                        (14)                    (7)
                                                                                    ------------------     ------------------

Inc./(dec.) in cash and temporary cash investments                                                  91                      1
Cash and temporary cash investments, January 1                                                      54                     53
                                                                                    ------------------     ------------------
Cash and temporary cash investments, December 31                                    $              145     $               54
                                                                                    ==================     ==================

Cash paid during the period for interest                                            $              115     $              145
Cash paid during the period for income taxes                                        $               46     $               27

Non-cash Investing and Financing Activities
Obligation for long-term capital lease                                              $               --     $               (3)

                                                                    ATTACHMENT 2

                       TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA
                            Unaudited



                                                                                         Q4 2003
                                                                  -------------------------------------------------------
                                                                    North                        Rest of
                                                                   America         Europe         World          Total
                                                                  ----------     ----------     ----------     ----------
Net income (loss) (GAAP Measure)                                  $       --     $       --     $       --     $       (2)

Minority interest                                                         --             --             --              1

Income tax expense (benefit)                                              --             --             --             (5)

Interest expense (net of interest capitalized)                            --             --             --             46
                                                                                                               ----------

EBIT, Income/(loss) before interest expense, income
taxes and minority interest (GAAP measure)                                22              7             11             40

Depreciation and amortization of other intangibles                        23             16              4             43
                                                                  ----------     ----------     ----------     ----------

Total EBITDA(2)                                                   $       45     $       23     $       15     $       83
                                                                  ==========     ==========     ==========     ==========


                                                                                          Q4 2002
                                                                  --------------------------------------------------------
                                                                    North                        Rest of
                                                                   America         Europe         World          Total
                                                                  ----------     ----------     ----------     ----------
Net income (loss) (GAAP Measure)                                  $       --     $       --     $       --     $        9

Minority interest                                                         --             --             --              2

Income tax expense (benefit)                                              --             --             --            (13)

Interest expense (net of interest capitalized)                            --             --             --             33
                                                                                                               ----------

EBIT, Income/(loss) before interest expense, income
taxes and minority interest (GAAP measure)                                21              3              7             31

Depreciation and amortization                                             23             13              4             40
                                                                  ----------     ----------     ----------     ----------

Total EBITDA                                                      $       44     $       16     $       11     $       71
                                                                  ==========     ==========     ==========     ==========


(1) Generally Accepted Accounting Principles

(2) EBITDA represents income before cumulative effect of change in accounting principle, interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's ability to incur and service debt. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    ATTACHMENT 2


                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
                                    Unaudited


                                                           Q4 2003                                        Q4 2002
                                          -------------------------------------------  ---------------------------------------------
                                          EBITDA(3)    EBIT    Net Income   Per Share  EBITDA(3)     EBIT     Net Income  Per Share
                                          --------   --------  ----------   ---------  ---------   --------  ------------ ---------
Earnings Measures before Cumulative
Effect of Change in Accounting
Principle                                 $     83   $     40   $     (2)   $  (0.04)  $     71    $     31    $      9    $   0.21

Adjustments (reflects non-GAAP measures):
    Restructuring and restructuring
    related expenses                             1          1          1        0.02         (4)         (4)         (5)      (0.12)
    Tax settlement adjustments                  --         --         (3)      (0.05)        --          --         (11)      (0.26)
    Debt issuance cost write off                --         --          6        0.13         --          --          --          --
                                          --------   --------   --------    --------   --------    --------    --------    --------

Non-GAAP earnings measure                 $     84   $     41   $      2    $   0.06   $     67    $     27    $     (7)   $  (0.17)
                                          ========   ========   ========    ========   ========    ========    ========    ========

                                                                                                       Q4 2003
                                                                                        -------------------------------------
                                                                                         North               Rest of
                                                                                        America      Europe   World    Total
                                                                                        -------     -------  -------  -------
EBIT                                                                                    $    22     $     7  $    11  $    40
    Restructuring and restructuring related expenses                                          1          --       --        1
                                                                                        -------     -------  -------  -------
Adjusted EBIT                                                                           $    23     $     7  $    11  $    41
                                                                                        =======     =======  =======  =======
                                                                                                        Q4 2002
                                                                                        -------------------------------------
                                                                                         North               Rest of
                                                                                        America      Europe   World    Total
                                                                                        -------     -------  -------  -------
EBIT                                                                                    $    21     $     3  $     7  $    31
    Restructuring and restructuring related expenses                                         --          (3)      (1)      (4)
                                                                                        -------     -------  -------  -------
Adjusted EBIT                                                                           $    21     $    --  $     6  $    27
                                                                                        =======     =======  =======  =======
                                                                                                     Cost of  Gross    Gross
Gross Margin                                                                            Revenues     Sales    Margin  Margin %
------------                                                                            --------    -------  -------  --------
Reported Q4 2002                                                                        $   846     $   677  $   169     20.0%
    Net benefit of restructuring related expense adjustment                                  --           2       (2)
                                                                                        -------     -------  -------
Adjusted Q4 2002                                                                        $   846     $   679  $   167     19.7%
                                                                                        =======     =======  =======


(1) Generally Accepted Accounting Principles

(2) Tenneco Automotive presents the above reconciliation of GAAP to non-GAAP earnings measures in order to reflect the results for the fourth quarters of 2003 and 2002 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) See Reconciliation of GAAP Net Income to EBITDA on previous page. EBITDA represents income before cumulative effect of change in accounting principle, interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's ability to incur and service debt. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    ATTACHMENT 2

                               TENNECO AUTOMOTIVE
                 RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA
                                    Unaudited


                                                                                                   YTD 2003
                                                                               -----------------------------------------------
                                                                                 North                   Rest of
                                                                                America      Europe       World       Total
                                                                               ----------  ----------  ----------  ----------
Net income (loss) (GAAP Measure)                                               $       --  $       --  $       --  $       27

Cumulative effect of change in accounting principle, net of income tax                 --          --          --          --

Minority interest                                                                      --          --          --           6

Income tax expense (benefit)                                                           --          --          --          (6)

Interest expense (net of interest capitalized)                                         --          --          --         149
                                                                                                                   ----------

EBIT, Income/(loss) before interest expense, income
taxes and minority interest (GAAP measure)                                            131          14          31         176

Depreciation and amortization of other intangibles                                     91          59          13         163
                                                                               ----------  ----------  ----------  ----------

Total EBITDA(2)                                                                $      222  $       73  $       44  $      339
                                                                               ==========  ==========  ==========  ==========

                                                                                                  YTD 2002
                                                                               ----------------------------------------------
                                                                                 North                   Rest of
                                                                                America      Europe       World       Total
                                                                               ----------  ----------  ----------  ----------
Net income (loss) (GAAP Measure)                                               $       --  $       --  $       --  $     (187)

Cumulative effect of change in accounting principle, net of income tax                 --          --          --         218

Minority interest                                                                      --          --          --           4

Income tax expense (benefit)                                                           --          --          --          (7)

Interest expense (net of interest capitalized)                                         --          --          --         141
                                                                                                                   ----------

EBIT, Income/(loss) before interest expense, income
taxes and minority interest (GAAP measure)                                            129          18          22         169

Depreciation and amortization                                                          88          43          13         144
                                                                               ----------  ----------  ----------  ----------

Total EBITDA                                                                   $      217  $       61  $       35  $      313
                                                                               ==========  ==========  ==========  ==========


(1) Generally Accepted Accounting Principles

(2) EBITDA represents income before cumulative effect of change in accounting principle, interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's ability to incur and service debt. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    ATTACHMENT 2

                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
                                    Unaudited



                                                               YTD 2003                                   YTD 2002
                                              -----------------------------------------   -----------------------------------------

                                              EBITDA(3)   EBIT    Net Income  Per Share   EBITDA(3)   EBIT   Net Income   Per Share
                                              ---------   ----    ----------  ---------   ---------   ----   ----------   ---------
Earnings Measures before Cumulative Effect of
Change in Accounting Principle                 $  339    $  176     $   27      $ 0.65      $  313   $  169     $   31      $ 0.74

Adjustments (reflects non-GAAP measures):
    Restructuring and restructuring related
     expenses                                       8         8          5        0.13           2        2         (2)      (0.03)
    Tax settlement adjustments                      -         -        (17)      (0.41)          -        -        (17)      (0.40)
    Debt issuance cost write off                    -         -          8        0.18           -        -          -           -
    Gain on sale of York facility                   -         -          -           -         (11)     (11)        (5)      (0.13)
    Amendment fee                                   -         -          -           -           2        2          1        0.03
                                               ------    ------     ------      ------      ------   ------     ------      ------

Non-GAAP earnings measure                      $  347    $  184     $   23      $ 0.55      $  306   $  162     $    8      $ 0.21
                                               ======    ======     ======      ======      ======   ======     ======      ======
                                                                                                            YTD 2003
                                                                                           ----------------------------------------
                                                                                            North                Rest of
                                                                                           America     Europe     World      Total
                                                                                           -------     ------     -----      -----
EBIT                                                                                        $  131     $   14     $   31     $  176
    Restructuring and restructuring related expenses                                             4          4          -          8
                                                                                            ------     ------     ------     ------
Adjusted EBIT                                                                               $  135     $   18     $   31     $  184
                                                                                            ======     ======     ======     ======
                                                                                                             YTD 2002
                                                                                           ----------------------------------------
                                                                                            North                Rest of
                                                                                           America     Europe     World      Total
                                                                                           -------     ------     -----      -----
EBIT                                                                                        $  129     $   18     $   22     $  169
    Restructuring and restructuring related expenses                                             3          -         (1)         2
    Gain on sale of York facility                                                                -        (11)         -        (11)
    Amendment fee                                                                                1          1          -          2
                                                                                            ------     ------     ------     ------
Adjusted EBIT                                                                               $  133     $    8     $   21     $  162
                                                                                            ======     ======     ======     ======

(1) Generally Accepted Accounting Principles

(2) Tenneco Automotive presents the above reconciliation of GAAP to non-GAAP earnings measures in order to reflect the results for the years of 2003 and 2002 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) See Reconciliation of GAAP Net Income to EBITDA on previous page. EBITDA represents income before cumulative effect of change in accounting principle, interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's ability to incur and service debt. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    ATTACHMENT 2

                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP REVENUES TO NON-GAAP REVENUE MEASURE
                                    Unaudited

                                                                                  Q4 2003
                                               -----------------------------------------------------------------------------
                                                                                           Pass-through        Revenues
                                                                                               Sales           Excluding
                                                                             Revenues        Excluding         Currency
                                                               Currency      Excluding       Currency      and Pass-through
                                                 Revenues       Impact       Currency         Impact            Sales
                                               ------------  ------------  -------------  --------------  ------------------
North America Aftermarket
     Ride Control                               $       63     $      -       $       63     $      -         $       63
     Exhaust                                            36            -               36            -                 36
                                                ----------     ----------     ----------     ----------       ----------
     Total North America Aftermarket                    99            -               99            -                 99

North America Original Equipment
     Ride Control                                      106            -              106            -                106
     Exhaust                                           241              8            233             77              156
                                                ----------     ----------     ----------     ----------       ----------
     Total North America Original Equipment            347              8            339             77              262

Total North America                                    446              8            438             77              361

Europe Aftermarket
     Ride Control                                       37              7             30            -                 30
     Exhaust                                            39              7             32            -                 32
                                                ----------     ----------     ----------     ----------       ----------
     Total Europe Aftermarket                           76             14             62            -                 62

Europe Original Equipment
     Ride Control                                       79             12             67            -                 67
     Exhaust                                           211             35            176             50              126
                                                ----------     ----------     ----------     ----------       ----------
     Total Europe Original Equipment                   290             47            243             50              193

Total Europe                                           366             61            305             50              255

Asia                                                    43              1             42             15               27

South America                                           33              5             28              3               25

Australia                                               45             11             34              4               30
                                                ----------     ----------     ----------     ----------       ----------

Total Rest of World                                    121             17            104             22               82

Total Tenneco Automotive                        $      933     $       86     $      847     $      149       $      698
                                                ==========     ==========     ==========     ==========       ==========
                                                                                   Q4 2002
                                               -----------------------------------------------------------------------------
                                                                                           Pass-through        Revenues
                                                                                               Sales           Excluding
                                                                             Revenues        Excluding         Currency
                                                               Currency      Excluding       Currency      and Pass-through
                                                 Revenues       Impact       Currency         Impact            Sales
                                               ------------  ------------  -------------  --------------  ------------------
North America Aftermarket
     Ride Control                               $       56     $      -       $       56     $      -         $       56
     Exhaust                                            32            -               32            -                 32
                                                ----------     ----------     ----------     ----------       ----------
     Total North America Aftermarket                    88            -               88            -                 88

North America Original Equipment
     Ride Control                                       95            -               95            -                 95
     Exhaust                                           243            -              243             74              169
                                                ----------     ----------     ----------     ----------       ----------
     Total North America Original Equipment            338            -              338             74              264

Total North America                                    426            -              426             74              352

Europe Aftermarket
     Ride Control                                       31            -               31            -                 31
     Exhaust                                            39            -               39            -                 39
                                                ----------     ----------     ----------     ----------       ----------
     Total Europe Aftermarket                           70            -               70            -                 70

Europe Original Equipment
     Ride Control                                       51            -               51            -                 51
     Exhaust                                           202            -              202             58              144
                                                ----------     ----------     ----------     ----------       ----------
     Total Europe Original Equipment                   253            -              253             58              195

Total Europe                                           323            -              323             58              265

Asia                                                    39            -               39              9               30

South America                                           25            -               25              3               22

Australia                                               33            -               33              2               31
                                                ----------     ----------     ----------     ----------       ----------

Total Rest of World                                     97            -               97             14               83

Total Tenneco Automotive                        $      846     $      -       $      846     $      146       $      700
                                                ==========     ==========     ==========     ==========       ==========

Tenneco Automotive presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, pass-through catalytic converter sales include precious metals pricing, which may be volatile. While Tenneco Automotive's original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding pass-through catalytic converter sales removes this impact. Tenneco Automotive uses this information to analyze the trend in revenues before these factors. Tenneco Automotive believes investors find this information useful in understanding period to period comparisons in the company's revenues

                                                                    ATTACHMENT 2

                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP REVENUES TO NON-GAAP REVENUE MEASURE
                                    Unaudited

                                                                        Year Ended December 31, 2003
                                               -----------------------------------------------------------------------------
                                                                                           Pass-through        Revenues
                                                                                               Sales           Excluding
                                                                             Revenues        Excluding         Currency
                                                               Currency      Excluding       Currency      and Pass-through
                                                 Revenues       Impact       Currency         Impact            Sales
                                               ------------  ------------  -------------  --------------  ------------------
North America Aftermarket
     Ride Control                               $      303     $      -        $      303     $      -         $      303
     Exhaust                                           163            -               163            -                163
                                                ----------     ----------      ----------     ----------       ----------
     Total North America Aftermarket                   466            -               466            -                466

North America Original Equipment
     Ride Control                                      442            -               442            -                442
     Exhaust                                           972             18             954            306              648
                                                ----------     ----------      ----------     ----------       ----------
     Total North America Original Equipment          1,414             18           1,396            306            1,090

Total North America                                  1,880             18           1,862            306            1,556

Europe Aftermarket
     Ride Control                                      170             30             140            -                140
     Exhaust                                           176             30             146            -                146
                                                ----------     ----------      ----------     ----------       ----------
     Total Europe Aftermarket                          346             60             286            -                286

Europe Original Equipment
     Ride Control                                      265             40             225            -                225
     Exhaust                                           832            132             700            216              484
                                                ----------     ----------      ----------     ----------       ----------
     Total Europe Original Equipment                 1,097            172             925            216              709

Total Europe                                         1,443            232           1,211            216              995

Asia                                                   161              1             160             57              103

South America                                          119             (2)            121             12              109

Australia                                              163             31             132             15              117
                                                ----------     ----------      ----------     ----------       ----------

Total Rest of World                                    443             30             413             84              329

Total Tenneco Automotive                        $    3,766     $      280      $    3,486     $      606       $    2,880
                                                ==========     ==========      ==========     ==========       ==========
                                                                       Year Ended December 31, 2002
                                               -----------------------------------------------------------------------------
                                                                                           Pass-through        Revenues
                                                                                               Sales           Excluding
                                                                             Revenues        Excluding         Currency
                                                               Currency      Excluding       Currency      and Pass-through
                                                 Revenues       Impact       Currency         Impact            Sales
                                               ------------  ------------  -------------  --------------  ------------------
North America Aftermarket
     Ride Control                               $      312     $      -       $      312     $      -         $      312
     Exhaust                                           179            -              179            -                179
                                                ----------     ----------     ----------     ----------       ----------
     Total North America Aftermarket                   491            -              491            -                491

North America Original Equipment
     Ride Control                                      410            -              410            -                410
     Exhaust                                           997            -              997            323              674
                                                ----------     ----------     ----------     ----------       ----------
     Total North America Original Equipment          1,407            -            1,407            323            1,084

Total North America                                  1,898            -            1,898            323            1,575

Europe Aftermarket
     Ride Control                                      142            -              142            -                142
     Exhaust                                           169            -              169            -                169
                                                ----------     ----------     ----------     ----------       ----------
     Total Europe Aftermarket                          311            -              311            -                311

Europe Original Equipment
     Ride Control                                      187            -              187            -                187
     Exhaust                                           723            -              723            218              505
                                                ----------     ----------     ----------     ----------       ----------
     Total Europe Original Equipment                   910            -              910            218              692

Total Europe                                         1,221            -            1,221            218            1,003

Asia                                                   116            -              116             35               81

South America                                          103            -              103             10               93

Australia                                              121            -              121              6              115
                                                ----------     ----------     ----------     ----------       ----------

Total Rest of World                                    340            -              340             51              289

Total Tenneco Automotive                        $    3,459     $      -       $    3,459     $      592       $    2,867
                                                ==========     ==========     ==========     ==========       ==========

Tenneco Automotive presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, pass-through catalytic converter sales include precious metals pricing, which may be volatile. While Tenneco Automotive's original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding pass-through catalytic converter sales removes this impact. Tenneco Automotive uses this information to analyze the trend in revenues before these factors. Tenneco Automotive believes investors find this information useful in understanding period to period comparisons in the company's revenues